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                               ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-35260 on Form S-1 for Hartford Life Insurance Company.



                                        /s/ ARTHUR ANDERSEN LLP



Hartford, Connecticut
April 6, 1995